          THIS IS A SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 16, 1999


                        SUBORDINATED NOTE INTEREST RATES


                           EFFECTIVE NOVEMBER 4, 1999


---------------------------------------------------------------------------------------------------------------------------
                                                              CASH BONUS
---------------------------------------------------------------------------------------------------------------------------
              These Cash Bonuses are only applicable to Notes with maturities that are one year or longer and principal amounts of $5,000 or more that are purchased between November 4, 1999 and December 3, 1999.
---------------------------------------------------------------------------------------------------------------------------
  INVESTMENT AMOUNT        $5,000 - $9,999            $10,000 - $14,999
----------------------------------------------------------------------------------
         CASH BONUS (1)          $15                         $30
----------------------------------------------------------------------------------
  INVESTMENT AMOUNT        $15,000 - $19,999           $20,000 - $24,999
----------------------------------------------------------------------------------
         CASH BONUS (1)           $45                         $60
---------------------------------------------------------------------------------------------------------
  INVESTMENT AMOUNT        $25,000 - $29,999           EVERY ADDITIONAL $5000 INVESTMENT
---------------------------------------------------------------------------------------------------------
         CASH BONUS (1)           $75                         $15
---------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                             BONUS INTEREST RATES
-----------------------------------------------------------------------------------------------------------------------------------

         These bonus interest rates are only applicable to Notes with maturities that are one year or longer and principal amounts of $5,000 or more that are purchased between November 4, 1999 and December 17, 1999.

-----------------------------------------------------------------------------------------------------------------------------------
     PORTFOLIO AMOUNT (1)       $5,000 - $24,999          $25,000 - $49,999            $50,000 - $99,999              OVER $100,000
-----------------------------------------------------------------------------------------------------------------------------------
                             INTEREST       ANNUAL      INTEREST      ANNUAL        INTEREST      ANNUAL        INTEREST     ANNUAL
      NOTE                    RATE %        YIELD %      RATE %       YIELD %        RATE %       YIELD %        RATE %      YIELD %
-----------------------------------------------------------------------------------------------------------------------------------
   365-Day Extendible (3)      9.85          9.85        10.10         10.10         10.35         10.35         10.60        10.60
-----------------------------------------------------------------------------------------------------------------------------------
  ONE YEAR FIXED-TERM (3)      9.85          9.85        10.10         10.10         10.35         10.35         10.60        10.60
-----------------------------------------------------------------------------------------------------------------------------------
  TWO YEAR FIXED-TERM (4)      10.23         10.63       10.48         10.90         10.73         11.17         10.98        11.44
-----------------------------------------------------------------------------------------------------------------------------------
THREE YEAR FIXED-TERM (4)      10.60         11.03       10.85         11.30         11.10         11.57         11.35        11.84
-----------------------------------------------------------------------------------------------------------------------------------
 FOUR YEAR FIXED-TERM (4)      10.92         11.38       11.17         11.65         11.42         11.92         11.67        12.19
-----------------------------------------------------------------------------------------------------------------------------------
 FIVE YEAR FIXED-TERM (4)      11.48         11.98       11.73         12.26         11.98         12.53         12.23        12.80
-----------------------------------------------------------------------------------------------------------------------------------
  TEN YEAR FIXED-TERM (4)      12.03         12.58       12.28         12.86         12.53         13.13         12.78        13.41
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                            STANDARD INTEREST RATES
-----------------------------------------------------------------------------------------------------------------------------------
     PORTFOLIO AMOUNT (1)       $1,000 - $24,999           $25,000 - $49,999          $50,000 - $99,999             OVER $100,000
-----------------------------------------------------------------------------------------------------------------------------------
                             INTEREST     ANNUAL        INTEREST     ANNUAL        INTEREST     ANNUAL        INTEREST     ANNUAL
      NOTE                    RATE %      YIELD %        RATE %      YIELD %        RATE %      YIELD %        RATE %      YIELD %
-----------------------------------------------------------------------------------------------------------------------------------
    90-Day Extendible (2)      8.01        8.25           8.26        8.52           8.51        8.79           8.76        9.05
-----------------------------------------------------------------------------------------------------------------------------------
   180-DAY EXTENDIBLE (2)      8.76        8.95           9.01        9.21           9.26        9.47           9.51        9.74
-----------------------------------------------------------------------------------------------------------------------------------
   365-DAY EXTENDIBLE (3)      9.50        9.50           9.75        9.75          10.00        10.00         10.25        10.25
-----------------------------------------------------------------------------------------------------------------------------------
  ONE YEAR FIXED-TERM (3)      9.50        9.50           9.75        9.75          10.00        10.00         10.25        10.25
-----------------------------------------------------------------------------------------------------------------------------------
  TWO YEAR FIXED-TERM (4)      9.88        10.25         10.13        10.52         10.38        10.79         10.63        11.06
-----------------------------------------------------------------------------------------------------------------------------------
THREE YEAR FIXED-TERM (4)      10.25       10.65         10.50        10.92         10.75        11.19         11.00        11.46
-----------------------------------------------------------------------------------------------------------------------------------
 FOUR YEAR FIXED-TERM (4)      10.57       11.00         10.82        11.27         11.07        11.54         11.32        11.81
-----------------------------------------------------------------------------------------------------------------------------------
 FIVE YEAR FIXED-TERM (4)      11.13       11.60         11.38        11.87         11.63        12.15         11.88        12.42
-----------------------------------------------------------------------------------------------------------------------------------
  TEN YEAR FIXED-TERM (4)      11.68       12.20         11.93        12.47         12.18        12.75         12.43        13.02
-----------------------------------------------------------------------------------------------------------------------------------

(1) The applicable portfolio amount is determined at the time a Note is purchased by aggregating the principal amounts of all Notes currently owned by the investor and the investor's immediate family members. Immediate family members are considered to be parents, children, siblings, grandparents and grandchildren. Members of sibling families are also considered immediate family members if both siblings are investors.

(2) Earns simple interest. The Annual Yield calculation assumes that the term of the Note is extended sequentially for an entire year, that the interest earned during each term is included in the principal amount for the next term and that the listed interest rate is the interest rate for each term.

(3) Earns simple interest, which results in the Interest Rate and the Annual Yield being equal during the initial term.

(4) Interest compounds quarterly. The Annual Yield calculation assumes that accrued interest is paid annually.